SHERB & CO., LLP
805 Third Avenue New York, NY 10022   Voice: 212 838-5100     Fax: 212 838-2676
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Certified Public Accountants


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8, of our report dated March 24, 2004, for the year ended December 31, 2003 relating to the consolidated balance sheet of Dyadic International, Inc. (formerly CCP Worldwide, Inc.) as of December 31, 2003 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2003.


                                                    /s/ Sherb $ Co., LLP

                                                    Sherb & Co., LLP
                                                    Certified Public Accountants
New York, New York
January 24, 2005